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                                                                   EXHIBIT 10.18



                               SECOND AMENDMENT TO
                     THE PNC FINANCIAL SERVICES GROUP, INC.
                             INCENTIVE SAVINGS PLAN


     WHEREAS, The PNC Financial Services Group, Inc. (the "Corporation") sponsors The PNC Financial Services Group, Inc. Incentive Savings Plan (the "Plan"); and

     WHEREAS, the Corporation has the authority under Article XIV to amend the Plan, and the Corporation wishes to amend the Plan as set forth below.

     NOW, THEREFORE, IT IS RESOLVED, that the Plan is hereby amended as follows:


PREAMBLE

1. Adoption and effective date of amendment. This amendment of The PNC Financial Services Group, Inc. is adopted in order to (i) reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"), (ii) clarify the Plan's definition of total disability and
     (iii) update the Plan's claims procedures. This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first plan year beginning after December 31, 2001.

2. Supersession of inconsistent provisions. This amendment shall supersede the provisions of the plan to the extent those provisions are inconsistent with the provisions of this amendment.


SECTION 1. LIMITATIONS ON CONTRIBUTIONS

1. Effective date. This section shall be effective for limitation years beginning after December 31, 2001.

2. Maximum annual addition. Except to the extent permitted under Section 8 of this amendment and section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a Participant's account under the Plan for any limitation year shall not exceed the lesser of:

     (a) $40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code; or

     (b)  100 percent of the Participant's compensation, within the meaning of section 415(c)(3) of the Code, for the limitation year.

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     The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.


SECTION 2. INCREASE IN COMPENSATION LIMIT

The annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.


SECTION 3. MODIFICATION OF TOP-HEAVY RULES

The top-heavy requirements of section 416 of the Code and Article XVI of the Plan shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of section 401(k)(12) of the Code and matching contributions with respect to which the requirements of section 401(m)(11) of the Code are met.


SECTION 4. DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

1. Effective date. This section shall apply to distributions made after December 31, 2001.

2. Modification of definition of Eligible Retirement Plan. For purposes of the direct rollover provisions in Section 8.7 of the Plan, an Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

3. Modification of definition of Eligible Rollover Distribution to exclude hardship distributions. For purposes of the direct rollover provisions in
     Section 8.7 of the Plan, any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the Distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

4. Modification of definition of Eligible Rollover Distribution to include after-tax employee contributions. For purposes of the direct rollover provisions in Section 8.7 of the Plan, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions that are not includible in

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     gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in
     Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.


SECTION 5. ROLLOVERS FROM OTHER PLANS

The Plan will accept participant rollover contributions and/or direct rollovers of distributions made after December 31, 2001, from the following types of plans effective January 1, 2002:


Direct Rollovers:

The plan will accept a direct rollover of an eligible rollover distribution from a qualified plan described in section 401(a) or 403(a) of the Code, an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, and in all cases including after-tax employee contributions.


Participant Rollover Contributions from Other Plans:

The plan will accept a participant contribution of an eligible rollover distribution from a qualified plan described in section 401(a) or 403(a) of the Code, an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, and in all cases including after-tax employee contributions.


Participant Rollover Contributions from IRAs:

The plan will accept a participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income, but only if the IRA qualifies as a "conduit" IRA.


SECTION 6. REPEAL OF MULTIPLE USE TEST

The multiple use test described in Treasury Regulation section 1.401(m)-2 and
Section 7.6 of the Plan shall not apply for Plan Years beginning after December 31, 2001.


SECTION 7. ELECTIVE DEFERRALS -- CONTRIBUTION LIMITATION

No Participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the

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extent permitted under Section 8 of this amendment and Section 414(v) of the
Code, if applicable.


SECTION 8. CATCH-UP CONTRIBUTIONS

Effective January 1, 2002, all Employees who are eligible to make elective deferrals under this plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Matching Contributions will not be made on account of amounts designated as catch-up contributions, unless required by applicable law.


SECTION 9. DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT

1. Effective date. This section shall apply for distributions after December 31, 2001, regardless of when the severance from employment occurred.

2. New distributable event. A Participant's Account Balance shall be distributed on account of the Participant's severance from employment, except as provided in Section 8.1(a) of the Plan. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.


SECTION 10. ESOP DIVIDEND REINVESTMENT

Effective January 1, 2002, in accordance with Section 622 of EGTRRA and IRS Notice 2002-2, a Participant may make an annual election in accordance with Plan procedures to either (i) receive in cash any dividends paid on Corporation Stock held by the ESOP portion of the Plan or (ii) have those dividends reinvested in shares of Corporation Stock to be held in the Participant's Account. A Participant who does not make an affirmative election to receive dividends in cash will be deemed to have chosen to have those dividends reinvested.


SECTION 11. ELIGIBLE EMPLOYEE

In order to clarify the employees eligible to participate in the Plan, Section
1.17 of the Plan is amended in its entirety as follows:

1.17 "Eligible Employee" means any Employee who has satisfied the requirement to become a Participant under Article II, other than execution of an Elective Contribution Agreement, but does not include: (i) leased employees (which, in accordance with Code Section 414(n) and effective January 1, 1997, means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person has

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     performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient), (ii) student interns and (iii) effective January 1, 2002, temporary employees.


SECTION 12. DEFINITION OF DISABILITY

To clarify the Plan's definition of total disability, Section 1.43 of the Plan is amended to provide in its entirety as follows:

1.43 "Total Disability" means medically determinable physical condition of such severity and probable prolonged duration as to entitle a Participant to receive disability payments under a long-term disability income plan maintained by an Employer with respect to that Employee. For Employees not covered by such a plan, Total Disability means a determination by the Social Security Administration that the Participant has a disability. The definition of Total Disability contained in this Plan shall have no impact or effect on any determination regarding disability made under any other employee benefit plan of the Employer.


SECTION 13. CLAIMS PROCEDURES

Section 12.12 of the Plan is amended to provide in its entirety follows:

12.12 Claims Procedure

     (a)  Claim for Benefits

     A claim for benefits is a request for a Plan benefit or benefits submitted by a claimant in writing to the Plan Manager.

     (b)  Timing of Notification of Benefit Determination

     The Plan Manager shall notify the claimant of an adverse benefit determination within a reasonable period of time, but not later than 90 days after receipt of the claim by the Plan, unless the Plan Manager determines that special circumstances require an extension of time for processing the claim. If the Plan Manager determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant within the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination.

     The period of time within which a benefit determination is required to be made shall begin at the time a claim is filed in accordance with Plan procedures, without regard to whether all the information necessary to make a benefit determination accompanies the filing.

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     (c)  Manner and Content of Benefit Determinations

     The Plan Manager shall provide a claimant with written or electronic notification of any adverse benefit determination. The notification shall set forth, in a manner calculated to be understood by the claimant: (i) the specific reason or reasons for the adverse determination; (ii) reference to the specific Plan provisions on which the determination is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
(iv) a description of the Plan's review procedures and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review.

     (d)  Appeal of Adverse Benefit Determination

     A claimant may submit a request for review of an adverse benefit determination to the Administrative Committee. In order to provide a claimant with the opportunity for a full and fair review of a claim and adverse benefit determination: (i) a claimant has at least 60 days following receipt of a notification of an adverse benefit determination within which to appeal the determination; (ii) a claimant may submit written comments, documents, records and other information relating to the claim for benefits; (iii) a claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits; and (iv) the review will take into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

     (e)  Timing of Notification of Benefit Determination on Review

     The Administrative Committee shall notify a claimant of the Plan's benefit determination on review within a reasonable period of time, but not later than 60 days after receipt of the claimant's request for review by the Plan, unless the Committee determines that special circumstances (such as the need to hold a hearing) require an extension of time for processing the claim. If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review.

     The period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is filed in accordance with the Plan procedures, without regard to whether all the information necessary to make a benefit determination on review accompanies the filing.

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     (f)  Manner and Content of Notification of Benefit Determination on Review

     The Administrative Committee shall provide a claimant with written or electronic notification of a Plan's benefit determination on review. In the case of an adverse benefit determination, the notification shall set forth, in a manner calculated to be understood by the claimant: (i) the specific reason or reasons for the adverse determination; (ii) reference to the specific Plan provisions on which the benefit determination is based; (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits; and (iv) a statement of the claimant's right to bring an action under section 502(a) of ERISA.

     In the case of an adverse benefit determination on review, the Plan Administrator shall provide such access to, and copies of, documents, records, and other information described above, as appropriate.

     (g)  Exhaustion of Remedies; Waiver

     No legal action with respect to a claim for benefits under the Plan shall be instituted unless the claimant shall have first exhausted the claims procedure set forth in this Section 12.12, except as provided in Section 12.12(h) below. If a Participant or Beneficiary fails to file a claim or request for review in the manner specified herein, such claim or request shall be waiver, and the Participant or Beneficiary will be barred from reasserting the claim.

     (h)  Failure of Plan to Follow Claims Procedures

     In the case of the failure of the Plan to follow the claims procedures, the claimant shall be deemed to have exhausted the administrative remedies under the Plan and shall be entitled to pursue any available remedies under section 502(a) of ERISA.


SECTION 14. COMPENSATION DEFINITION

In order to clarify the definition of compensation contained in the Plan, the following sentence is added to the end of the second paragraph of Section 1.8 of the Plan: "Notwithstanding the above and Annex I, effective January 1, 2002, Compensation shall not include earnings paid as a gross up payment."


SECTION 15. ELIMINATION OF INSTALLMENT METHOD OF PAYMENT

In order to eliminate the installment method of payment formerly provided under the Plan, subsections (a) and (b) of Section 8.4 are amended to provide in their entirety as follows:

     (a)  Lump Sum

     If a Participant's employment terminates for any reason and the Participant's Account Balance exceeds the involuntary cashout limit described in
Section 8.1(b), the Participant's Account Balance shall be paid in a single lump sum.

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     (b)  Elimination of Installment Method of Payment

     Participants were permitted to elect to receive their Account Balance in periodic installments. This installment method of payment is eliminated in accordance with Internal Revenue Service guidance. However, the amendment eliminating the installment method of payment shall not apply with respect to any distribution with an annuity starting date that is earlier than 90 days from the date a summary of material modification describing the amendment is furnished to affected Participants.

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     IN WITNESS WHEREOF, this Second Amendment to The PNC Financial Services
Group, Inc. Incentive Savings Plan is executed and adopted by The PNC Financial Services Group, Inc. by its duly authorized officer, this 18th day of December, 2002.



                         /s/ William E. Rosner
                         -------------------------------------------------------
                         William E. Rosner
                         Senior Vice President and Chief Human Resources Officer

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